Exhibit 3.2

                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           VIDEOLAN TECHNOLOGIES, INC.

     The undersigned Chief Executive Officer of VideoLan Technologies, Inc. (the "Corporation") hereby certifies that the amendment to the Certificate of Incorporation of VideoLan Technologies, Inc. set forth below has been duly adopted in accordance with the provisions of Section 242(b) of the Delaware General Corporation Law:

     Article Fourth, Section 1 is amended and restated in its entirety to read as follows:

     1. The aggregate number of shares which the Corporation shall have authority to issue is $85,000,000 of which 80,000,000 shares shall have a par value of $.01 per share and shall be designated "Common Stock", and 5,000,000 shares shall have a par value of $.01 per share and shall be designated "Preferred Stock".

     The amendment set forth above was adopted by the Board of Directors of the Corporation as of June 17, 1996 by unanimous written consent as provided in the Delaware General Corporation Law.

     The amendment set forth above was adopted by a majority of the Corporation's shareholders at the Corporation's Annual Meeting of Shareholders on June 20, 1996 as provided in the Delaware General Corporation Law.

Dated: October 15, 1996

                                    By:________________________________
                                          Steven B. Rothenberg,
                                          Chief Financial Officer

COMMONWEALTH OF KENTUCKY            )
                                    )  SS.
COUNTY OF JEFFERSON                 )

     I, Notary Public in and for the Commonwealth and County aforesaid, do hereby certify that on this day there personally appeared before me, Steven B. Rothenberg, who, being by me first duly sworn, declared that he is Chief Financial Officer of VideoLan Technologies, Inc., that he signed the foregoing document as Chief Financial Officer of the Corporation and that the statements contained therein are true and correct.

     IN TESTIMONY WHEREOF, witness my signature and notarial seal this ___ day of October, 1996.

(SEAL)                                          _________________________

                                                Notary Public

My commission expires:  _________________________


                                        2